UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) December 15, 2005

                             MCLEODUSA INCORPORATED
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

           0-20763                                       42-1407240
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   (Commission File Number)                    (IRS Employer Identification No.)

        McLeodUSA Technology Park
        4200 C. Street SW, P.O. Box 3177
        Cedar Rapids, IA                                          52406-3177
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 (Address of Principal Executive Offices)                         (Zip Code)

                                 (319) 364-0000
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              (Registrant's Telephone Number, Including Area Code)

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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


On December 15, 2005, McLeodUSA Incorporated (the "Company") and certain of its subsidiaries (the "Guarantors", and together with the Company, the "Debtors") entered into the Amendment (the "Amendment") to the Revolving Credit and Guaranty Agreement (the "DIP Agreement") among the Debtors, the lenders party thereto, and JPMorgan Chase Bank, N.A., as agent (the "Agent"). The Amendment increases the Letter of Credit Sub Limit under the DIP Agreement from $15.0 million to $23.4 million. The Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.


Certain of the lenders under the DIP Agreement are also lenders under the Company's pre-petition credit agreements. In addition, some of the lenders or their affiliates may hold equity positions in the Company.


ITEM 1.03      BANKRUPTCY OR RECEIVERSHIP.


Confirmation of Plan


On December 16, 2005, the Company issued a press release, which is hereby incorporated by reference and attached hereto as Exhibit 99.1, announcing that on December 15, 2005 the U.S. Bankruptcy Court for the Northern District of Illinois confirmed the previously announced Joint Prepackaged Plan of Reorganization of the Company and its Affiliate Debtors (the "Plan"). A copy of the Plan as confirmed is attached as Exhibit 2.1 hereto and is hereby incorporated by reference. Capitalized terms not otherwise defined in this Current Report on Form 8-K have the meanings ascribed to them in the Plan.


Summary of the Plan

Under the Plan, there are three classes of Impaired Claims (Class 4 Senior Prepetition Lender Claims, Class 5 Junior Prepetition Lender Claims and Class 6 Lease Rejection Claims) and two classes of Impaired Interests and Subordinated Claims (Class 8 Old Preferred Stock Interests and Subordinated Claims and Class 9 Old Common Stock Interests and Subordinated Claims). All other Claims and Interests are Unimpaired. Holders of Class 1 Non-Tax Priority Claims, Class 2 Other Secured Claims, Class 3 General Unsecured Claims and Class 7 Equity Interests in Debtors' Subsidiaries will be unaffected by the Plan.

The Plan provides for the Company's balance sheet to be restructured by:(i) converting the Senior Prepetition Lender Claims into New Term Loan Notes, (ii) converting the Junior Prepetition Lender Claims into 100% of the New Common Stock and (iii) canceling the Company's existing Preferred Stock and Common Stock.


Outstanding Securities


As of October 31, 2005, there were 201,946,344 shares of Class A Common Stock, 78,203,135 shares of Class B Common Stock, 35,546,879 shares of Class C Common Stock, 2,285,864 shares of Preferred Series A Stock and 10 shares of Preferred Series B Stock issued and outstanding. Under the Plan, all such shares shall be cancelled and no consideration will be paid or delivered with respect thereto. On the effective date, each Holder of an Allowed Class 5 Claim shall be entitled to receive its pro rata share of 100% of the New Common Stock pursuant to the Plan.


Information as to Assets and Liabilities


As of September 30, 2005, and prior to giving effect to the Plan, the Company estimated the total value of its assets at $627.2 million and its liabilities at $1,028.1 million.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.


The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.


ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.


Exhibit No.      Description
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2.1              Joint Prepackaged Plan of Reorganization as confirmed by
                 the U.S. Bankruptcy Court for the Northern District of Illinois on December 15, 2005.

10.1 Amendment dated as of December 15, 2005 to Revolving Credit and Guaranty Agreement, dated as of November 1, 2005 among McLeodUSA Incorporated, certain of its Subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent.

99.1             Press Release, dated December 16, 2005

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MCLEODUSA INCORPORATED


Dated: December 16, 2005                     By:  /s/ James E. Thompson
                                                  ------------------------------
                                             Name:  James E. Thompson
                                             Title: Group Vice President and
                                                    General Counsel and
                                                    Secretary

                                 EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------
2.1              Joint Prepackaged Plan of Reorganization as confirmed by the
                 U.S. Bankruptcy Court for the Northern District of Illinois on December 15, 2005.

10.1 Amendment dated as of December 15, 2005 to Revolving Credit and Guaranty Agreement, dated as of November 1, 2005 among McLeodUSA Incorporated, certain of its Subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent.

99.1             Press Release, dated December 16, 2005